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                                                                      EXHIBIT 11


PNC BANK CORP. AND SUBSIDIARIES
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE


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Three months ended March 31
In thousands, except per share data                                                        1996                 1995
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CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE
Net income                                                                             $238,320             $179,547
Less: Preferred dividends declared                                                          358                1,299
                                                                                       ------------------------------
Net income applicable to primary earnings per common share                             $237,962             $178,248
                                                                                       ------------------------------

Weighted average shares of common stock outstanding                                     341,402             339,240
Weighted average common shares to be issued using average market price and assuming:
    Exercise of stock options                                                             1,470               2,500
                                                                                       -----------------------------
    Primary weighted average common shares outstanding                                  342,872             341,740
                                                                                       -----------------------------

    PRIMARY EARNINGS PER COMMON SHARE                                                      $.69                $.52
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CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
Net income                                                                             $238,320            $179,547
Add: Interest expense on convertible debentures (net of tax)                                859                 990
Less: Dividends declared on non-convertible preferred stock                                                     906
                                                                                       -----------------------------
Net income applicable to fully diluted earnings per common share                       $239,179            $179,631
                                                                                       -----------------------------

Weighted average shares of common stock outstanding                                     341,402             339,240
Weighted average common shares to be issued using average market price or period-end market price, whichever is higher and assuming:
    Conversion of preferred stock Series A & B                                              180                 208
    Conversion of preferred stock Series C                                                  574                 651
    Conversion of preferred stock Series D                                                  777                 833
    Conversion of debentures                                                              2,863               3,187
    Exercise of stock options                                                             1,571               2,889
                                                                                       -----------------------------
    Fully diluted weighted average common shares outstanding                            347,367             347,008
                                                                                       -----------------------------

    FULLY DILUTED EARNINGS PER COMMON SHARE                                                $.69                $.52
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